CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated April 12, 2002, on UGC Holdings, Inc. included in this Form 8-K, into the following previously filed Registration Statements of Liberty Media Corporation:

  —Registration Statement No. 333-67276 on Form S-8
  —Registration Statement No. 333-67296 on Form S-8
  —Registration Statement No. 333-66034 on Form S-3
  —Registration Statement No. 333-64746 on Form S-3
  —Registration Statement No. 333-67538 on Form S-3
  —Registration Statement No. 333-77066 on Form S-4

ARTHUR ANDERSEN LLP

Denver, Colorado
April 12, 2002